Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STAR INTERMEDIATE I, INC.

The undersigned, being an authorized officer of Star Intermediate I, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify as follows:

1.                                      The name of the Corporation is Star Intermediate I, Inc.

2.                                      The original Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on September 18, 2018.

3.                                      The provisions of the Certificate of Incorporation as herein amended are hereby restated and integrated into a single instrument which is set forth in Exhibit A hereto, and which is entitled the “Amended and Restated Certificate of Incorporation of Star Intermediate I, Inc.”.

4.                                      The Amended and Restated Certificate of Incorporation of Star Intermediate I, Inc. (the “Amended and Restated Certificate of Incorporation”) herein certified has been duly adopted by the Corporation’s board of directors pursuant to Sections 242 and 245 of the DGCL and has been approved by the Corporation’s stockholders in accordance with the provisions of Section 228 of the DGCL.

5.                                      The Certificate of Incorporation, as amended and restated herein shall, at the effective time of this Amended and Restated Certificate of Incorporation, be read in its entirety as set forth in Exhibit A annexed hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the DGCL, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate of Incorporation of the Corporation this 7th day of February, 2019.

STAR INTERMEDIATE I, INC.

By:	/s/ Douglas Newton
Name:	Douglas Newton
Title:	Secretary

[AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF STAR INTERMEDIATE I, INC.]

Exhibit A

Amended and Restated Certificate of Incorporation

of

Star Intermediate I, Inc.

See attached.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STAR INTERMEDIATE I, INC.

FIRST:  The name of the corporation is Star Intermediate I, Inc. (the “Corporation”).

SECOND:  The registered office and registered agent of the Corporation is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Services Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) or any successor statute.

FOURTH:  The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is four million (4,000,000) shares, which shall be divided into two classes as follows: (a) two million nine hundred and fifty thousand (2,950,000) shares of Common Stock, par value $0.01 per share, and (b) one million and fifty thousand (1,050,000) shares of Preferred Stock, par value $0.001 per share.

The board of directors of the Corporation (the “Board of Directors”) is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate of designation (a “Preferred Stock Designation”) pursuant to the applicable provisions of the DGCL, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers, if any), preferences and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of shares of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences.

Subject to the rights of the stockholders of the Corporation that may be set forth in any written agreement between the Corporation, on the one hand, and one or more stockholders of the Corporation (in their capacity as such), on the other hand (each as amended, modified, supplemented and/or restated and in effect from time to time) or any Preferred Stock Designation, the Board of Directors is also authorized to increase or decrease (but not below the number of shares then outstanding) the authorized number of shares of any series of Preferred Stock subsequent to the issue of shares of such series. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one, or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the DGCL. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereof), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Amended and Restated Certificate of Incorporation or any Preferred Stock Designation.

FIFTH:  The Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation (the “Bylaws”).

SIXTH:  (1) To the fullest extent permitted by the laws of the State of Delaware:

(a) The Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, if a director or officer of the Corporation, by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors. The Corporation may indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

(b) The Corporation shall promptly pay expenses incurred by (i) any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Sixth, Section (1) or (ii) any person whom the Corporation has determined to indemnify pursuant to the third sentence of subsection (a) of this Article Sixth, Section (1), in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

(c) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section (1) or otherwise.

(d) The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Amended and Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Sixth, Section (1) shall be made to the fullest extent permitted by law.

(e) For purposes of this Article Sixth, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(2) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Any amendment, modification or repeal of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SEVENTH:  Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

EIGHTH:  The Corporation expressly elects not to be governed by Section 203 of the DGCL.